UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2015

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 7, 2015, Health Diagnostic Laboratory, Inc. (“HDL”), which is BG Medicine, Inc.’s (the “Company”) largest customer of its BGM Galectin-3® Test (manual version) with sales that represented approximately 80% of the Company’s revenues for the fiscal year ended December 31, 2014 and approximately 60% of the Company’s revenues for the fiscal quarter ended March 31, 2015, filed a voluntary petition for bankruptcy protection under Chapter 11 in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division. The Company has been in discussions with HDL since its bankruptcy filing and HDL has indicated that it intends to continue operating its business, to purchase tests from the Company in the ordinary course and has agreed to accelerated payment terms and a limitation on amounts owed to the Company on such new orders. Shipments of galectin-3 test kits to HDL resumed on June 15, 2015 in volumes comparable to those that had been shipped immediately prior to the June 7, 2015 bankruptcy filing. On July 2, 2015, in accordance with the post-bankruptcy accelerated payment terms, the Company received timely payment from HDL for kit shipments the Company has made to HDL since June 15, 2015. While the Company cannot assure you that HDL’s bankruptcy will not have an adverse effect on HDL’s future orders from the Company, the Company expects to become less reliant on growth from sales of the manual microtiter plate method for galectin-3 testing as automated testing is introduced in the United States in 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: July 6, 2015	/s/ Stephen P. Hall
Stephen P. Hall
Executive Vice President & Chief Financial Officer